UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34897	80-0006224
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

55 Water Street
New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company’s 2012 annual meeting of stockholders (the “Annual Meeting”) was held on June 7, 2012. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.                               The Company’s stockholders elected each of the following directors to serve until the Company’s 2015 annual meeting of stockholders and until their respective successors have been duly elected and qualified by the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Frank Fanzilli, Jr.	86,536,071	12,078,532	13,274,392

Richard Magee	86,695,641	11,918,962	13,274,392

2.                               The Company’s stockholders ratified the appointment of PricewaterhouseCoopers, LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2012 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
111,086,744	795,848	6,403	0

3.                               The Company’s stockholders approved the Amendment to the GFI Group Inc. 2008 Equity Incentive Plan by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
55,552,560	41,146,412	1,915,631	13,274,392

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits:

Exhibit	Description

10.1	Fourth Amendment to the GFI Group Inc. 2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: June 12, 2012
	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel and Corporate Secretary